EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the inclusion in this Registration Statement on Form S-1 of H & H Imports, Inc. of our report dated April 15, 2008 with respect to our audit of the financial statements of H & H Imports, Inc. as of and for the years ended February 29, 2008 and February 28, 2007 and the period from November 20, 2006 (inception) to February 29, 2008.


/s/ Sherb & Co., LLP

Boca Raton, Florida
April 23, 2008